Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement of Washington Mutual, Inc. in Post-Effective Amendment No. 1 on Form S-8 (No. 333-23221) to Form S-4 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K, as amended by Forms 10-K/A dated April 1, 1998 and June 30, 1998, of Washington Mutual, Inc. for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Seattle, Washington
October 1, 1998